UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 27, 2010
Life Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25317	33-0373077
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

5791 Van Allen Way, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 603-7200
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events
SIGNATURES

Section 8 – Other Events
                    Item 8.01 — Other Events
     On January 27, 2010, Life Technologies Corporation (the “Company”) requested a waiver from the lenders under its existing credit agreement, dated November 21, 2008, among Life Technologies, the lenders party thereto, Bank of America, N.A. as administrative agent, UBS Securities LLC and Morgan Stanley Senior Funding, Inc. as co-syndication agents, and DnB Nor Bank, ASA and The Bank of Nova Scotia as co-documentation agents (the “Credit Agreement”).
     If approved, the waiver will permit the Company to incur indebtedness in the form of unsecured, fixed-rate or floating-rate securities, in one or more series. If any such securities are issued, the entire net proceeds will be used to prepay term loan indebtedness under the Credit Agreement.
     The Company can offer no assurance that it will obtain the waiver to the Credit Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ John A. Cottingham
Chief Legal Officer and Secretary

Date: January 27, 2010